UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2023 (September 26, 2023)

Atossa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 588-0256

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuance to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2023, Atossa Therapeutics, Inc. (“the Company”) received a letter from The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) – bid price, because the Company's common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. The Company has until March 25, 2024 to regain compliance. The letter also states that the Nasdaq staff will provide written notification that the Company has regained compliance if the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq. The Company intends to actively monitor the bid price for its common stock between now and March 25, 2024, and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2023	Atossa Therapeutics, Inc.
	By:	/s/ Greg Weaver
Greg Weaver
Executive VP, Chief Financial Officer and Secretary